UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2020

Mesa Air Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-38626	85-0302351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

410 North 44th Street, Suite 700	85008
Phoenix, Arizona	(Zip Code)
(Address of principal executive offices)

(602) 685-4000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange of Which Registered
Common Stock, no par value	MESA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Deﬁnitive Agreement.

Secured Loan Agreement

On October 30, 2020 (the “Closing Date”), Mesa Air Group, Inc. (“the Company”) entered into a Loan and Guarantee Agreement, dated as of the Closing Date (the “Loan Agreement”), by and among the Company, as a guarantor, its subsidiaries Mesa Airlines, Inc., as borrower (“Mesa Airlines”), and Mesa Air Group Inventory Management, L.L.C., as a guarantor (“Mesa Air Group Inventory Management”), the other guarantors party thereto from time to time, the United States Department of the Treasury (“Treasury”), and the Bank of New York Mellon as Administrative and Collateral Agent under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”).

The Loan Agreement provides for a secured term loan facility of up to $200.0 million that matures on October 30, 2025 (the “Maturity Date”).  On the Closing Date, the Company borrowed $43.0 million of this commitment and may, at its option, borrower up to an additional $157.0 million in a subsequent borrowing by no later than December 15, 2020. All borrowings under the Loan Agreement will bear interest at an annual rate based on Adjusted LIBO (as defined in the Loan Agreement) plus 3.5%. Accrued interest on the loans is payable in arrears on the first business day following the 14th day of each March, June, September and December (beginning with December 15, 2020), and on the Maturity Date.  Interest will be paid by increasing the principal amount of the loan by the amount of such interest due on an interest payment date, unless Mesa Airlines elects to pay interest in cash at least 30 days prior to each applicable interest payment date.  The borrower obligations are guaranteed by the Company and Mesa Air Group Inventory Management. The proceeds may be used for general corporate purposes and operating expenses, to the extent permitted by the CARES Act.

All advances under the Loan Agreement will be in the form of term loans, all of which will mature and be due and payable in a single installment on the Maturity Date.  Voluntary prepayments of loans under the Loan Agreement may be made, in whole or in part, by Mesa Airlines, without premium or penalty, at any time and from time to time.  Amounts prepaid may not be reborrowed.  Mandatory prepayments of loans under the Loan Agreement are required, without premium or penalty, to the extent necessary to comply with covenants described below, certain dispositions of the Collateral (defined below), certain debt issuances secured by liens on the Collateral and certain insurance payments related to the Collateral.  In addition, if a “change of control” (as defined in the Loan Agreement) occurs with respect to Mesa Airlines, Mesa Airlines will be required to repay the loans outstanding under the Loan Agreement.

On the Closing Date, the obligations of Mesa Airlines under the Loan Agreement are secured by certain aircraft, aircraft engines, accounts receivable, ground service equipment and tooling (collectively, the “Collateral”).  Subject to certain conditions, Mesa Airlines is permitted to release Collateral under the Loan Agreement from time to time in its discretion.

The Loan Agreement requires the Company, under certain circumstances, including within ten (10) business days prior to the last business day of March and September of each year, beginning March 2021, to appraise the value of the Collateral and recalculate the collateral coverage ratio.  If the calculated collateral coverage ratio is less than 1.6 to 1.0, Mesa Airlines will be required either to provide additional Collateral (which may include cash collateral) to secure its obligations under the Loan Agreement or repay the term loans under the Loan Agreement, in such amounts that the recalculated collateral coverage ratio, after giving effect to any such additional Collateral or repayment, is at least 1.6 to 1.0.  Based on the appraisal submitted by Mesa Airlines in connection with the execution of the Loan Agreement, the appraised value of the Collateral is presently in excess of the 2.0 to 1.0 initial collateral coverage ratio necessary to access the amount under the Loan Agreement.

The Loan Agreement contains two financial covenants, a minimum collateral coverage ratio and a minimum liquidity level. The Loan Agreement also contains customary negative and affirmative covenants for credit facilities of this type, including, among others: (a) limitations on dividends and distributions; (b) limitations on the creation of certain liens; (c) restrictions on certain dispositions, investments and acquisitions; (d) limitations on transactions with affiliates; (e) restrictions on fundamental changes to the business, and (f) restrictions on lobbying activities. Additionally, the Company is required to comply with the relevant provisions of the CARES Act, including limits on employment level reductions after September 30, 2020, restrictions on dividends and stock buybacks, limitations on executive compensation, and requirements to maintain certain levels of scheduled service.

The Loan Agreement provides for customary events of default, including, among others, the failure to pay principal, interest or other amounts payable under the Credit Agreement, failure to comply with certain covenants, material misrepresentations, cross defaults to other material indebtedness, any lien securing the collateral ceasing to be valid, certain insolvency and receivership events affecting the Company or its material subsidiaries and judgments in excess of $14.0 million in the aggregate being rendered against the Company or its material subsidiaries.

Warrant Agreement and Warrants

In connection with the Loan Agreement and as partial compensation to Treasury for the provision of financial assistance under the Loan Agreement, the Company is obligated to issue warrants (each a “Warrant” and, collectively, the “Warrants”) to Treasury to purchase shares (the “Warrant Shares”) of the Company’s common stock, no par value (the “Common Stock”), at an exercise price of $3.98 per share (the “Exercise Price”), which was the closing price of the Common Stock on The Nasdaq Stock Market on April 9, 2020. The Warrants will be issued pursuant to the terms of a Warrant Agreement entered into by the Company and Treasury on October 30, 2020 (the “Warrant Agreement”). The exercise price and number of Warrant Shares issuable under the Warrants are subject to adjustment as a result of anti-dilution provisions contained in the Warrants for certain stock issuances, dividends, and other corporate actions.

On the closing date, the Company issued a Warrant to Treasury to purchase 1,080,402 Warrant Shares. Upon the subsequent borrowing under the Loan Agreement, the Company will issue to Treasury an additional Warrant to purchase a number of Warrant Shares determined by the quotient of (a) the product of the amount principal amount of the subsequent borrowing, multiplied by 0.1, divided by (b) the Exercise Price.

The Warrants are freely transferable, subject to applicable securities laws, and do not have any voting rights. The Warrant Agreement also provides for certain registration rights. The right to purchase Warrant Shares under each Warrant expires on the fifth anniversary of the date of issuance of such Warrant. The Warrants will be exercisable either through net share settlement or net cash settlement, at the Company’s option.

The Warrants are being issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Any issuance of Common Stock upon exercise of the Warrants will be exempt as an exchange by the Company exclusively with its security holders eligible for exemption under Section 3(a)(9) of the Securities Act.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to each of the Loan Agreement, Warrant Agreement and Form of Warrant, copies of which will be filed with the Company's periodic reports.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above under the caption “Secured Loan Agreement” is incorporated by reference herein to the extent responsive to Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 above under the caption “Warrant Agreement and Warrants” is incorporated by reference herein to the extent responsive to Item 3.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2020	MESA AIR GROUP, INC.

	By:	/s/ Brian S. Gillman
	Name:	Brian S. Gillman
	Title:	Executive Vice President and General Counsel